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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 6, 1995, with respect to the financial statements of Kelly Oil and Gas Corporation and Kelly Oil & Gas Partners, Ltd. (a Texas limited partnership) included in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Kelly Oil & Gas Corporation for the registration dated December 27, 1996.

                                          /s/ Ernst & Young LLP

Houston, Texas

December 27, 1996